EXHIBIT NO. 99.(i)2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 2-83616 and 811-3732) (the “Registration Statement”) of MFS Variable Insurance Trust II (the “Trust”), of my opinion dated October 1, 2007, appearing in Post-Effective Amendment No. 40 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on October 3, 2007.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

February 24, 2015